UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OK	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A-2. Below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2018, Devon Energy Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), solely for certain purposes described therein, with Devon Gas Services, L.P., an indirect wholly-owned subsidiary of the Company (“DGS”), Southwestern Gas Pipeline, L.L.C., an indirect wholly-owned subsidiary of the Company (“Southwestern Gas”), EnLink Midstream Manager, LLC, an indirect wholly-owned subsidiary of the Company (“Manager”), acting solely in its individual capacity and not in its capacity as managing member of ENLC (as defined below), and GIP III Stetson I, L.P. (“MLP Acquiror”) and GIP III Stetson II, L.P. (“ENLC Acquiror”), affiliates of Global Infrastructure Partners.

Pursuant to the terms of the Purchase Agreement, (a) DGS will transfer to ENLC Acquiror 115,495,669 common units representing limited liability company interests in EnLink Midstream, LLC (“ENLC”), (b) DGS will transfer to MLP Acquiror (i) 87,128,717 common units representing limited partner interests in EnLink Midstream Partners, LP (the “MLP”) and (ii) all of the outstanding limited liability company interests in Manager and (c) Southwestern Gas will transfer to MLP Acquiror 7,531,883 common units representing limited partner interests in the MLP for aggregate consideration of $3,125,000,000.

The Purchase Agreement includes customary representations, warranties and covenants, as well as certain indemnity obligations. Closing of the transactions contemplated by the Purchase Agreement is subject to certain conditions, including, among others, certain matters related to the MLP’s and ENLC’s revolving credit facilities, and the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Purchase Agreement also contains certain termination rights for the parties, including if the closing of the transactions contemplated by the Purchase Agreement does not occur by September 4, 2018, subject to certain conditions and possible extension rights.

The Company controls ENLC and the MLP through its ownership of the Manager, and certain of the directors of the Manager and the general partner of the MLP are also directors or officers of the Company. In addition, the Company, ENLC, the MLP and their respective subsidiaries are party together to various gathering, processing and transportation agreements, as well as other arrangements and transactions.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 6, 2018, the Company issued a press release in connection with the Purchase Agreement described in Item 1.01 above.

The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibits

2.1*	Purchase Agreement, dated June 5, 2018, by and among Devon Gas Services, L.P., Southwestern Gas Pipeline, L.L.C., EnLink Midstream Manager, LLC, GIP III Stetson I, L.P., GIP III Stetson II, L.P. and, solely for certain purposes described therein, Devon Energy Corporation.

99.1	Press release dated June 6, 2018.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Jeffrey L. Ritenour
Jeffrey L. Ritenour Executive Vice President and Chief Financial Officer

Date: June 7, 2018